Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Kevin Kim 608-278-6148

Spectrum Brands Holdings Reports Fiscal 2021 First Quarter Results

•First Quarter Results Reflected Exceptional Sales Growth and Strong Operating Leverage
•Net Sales Increased 31.4% and Organic Net Sales Increased 27.8%, with Growth Across All Business Units
•GAAP Net Income From Continuing Operations Increased $110.9 Million to $73.2 Million
•Adjusted EBITDA Increased $101.9 Million or 99.7% to $204.1 Million
•Maintained Strong Financial Flexibility with Over $800 million of Total Liquidity
•Raising 2021 Earnings Framework to Reflect Expected Net Sales and Adjusted EBITDA Growth of High Single-Digits
Middleton, WI, February 5, 2021 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the first quarter of fiscal 2021 ended January 3, 2021.

“Our financial results for Q1 reflected another quarter of exceptional top line growth and operating leverage, with net income from continuing operations up $111 million and adjusted EBITDA doubling to $204 million. This growth was a combination of delivering on strong demand for our products as a home essentials company and restocking of retailer inventory levels. More importantly, our Q1 performance reflected yet another quarter of operational excellence, as we prioritize consistent delivery of results for our long term stakeholders. Additionally during the quarter, we repurchased $42.3 million of Spectrum shares, and by the end of January, sold our remaining Energizer shares, which further strengthens our balance sheet and adds to our liquidity position,” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

“Our Q1 sales growth of 31% reflected growth across all business units, with another quarter of strong POS and improved supply chain performance. As discussed on our prior Earnings call, overall our businesses continued to benefit from supply chain recovery, particularly in our Hardware and Home Improvement business which was a big contributor to this quarter's results with sales up 37% or $111 million. We achieved double-digit sales growth across all business units, and e-commerce sales growth of over 54%. Demand for our products based on retailer orders, improved brand awareness from our advertising and promotional investments and macro data gives us confidence in raising our net sales outlook for the year to high single-digit growth" said Mr. Maura.
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Fiscal 2021 First Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	January 3, 2021	December 29, 2019	Variance
Net sales	$1,145.0	$871.5	$273.5	31.4%
Gross profit	422.3	269.1	153.2	56.9%
Operating income (loss)	123.5	(45.9)	169.4	n/m
Net income (loss) from continuing operations	73.2	(37.7)	110.9	n/m
Diluted earnings (loss) per share from continuing operations	$1.68	$(0.81)	$2.49	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$204.1	$102.2	$101.9	99.7%
Adjusted EPS from continuing operations	$2.13	$0.20	$1.93	965.0%
n/m = not meaningful
•Net sales increased 31.4%. Excluding the impact of $11.3 million of favorable foreign exchange rates and acquisition sales of $20.3 million, organic net sales increased 27.8%, with growth across all four business units and the benefit of six extra selling days compared to the prior year.
•Gross profit margin increased 600 basis points, driven by higher volumes in all business units, improved productivity from our Global Productivity Improvement Program (GPIP), favorable mix, as well as lower restructuring costs and depreciation expense compared to the prior year.
•Operating income growth was driven by improved volumes and profit margins and lower restructuring spending coupled with impairments from the divestiture of the previously underutilized facility in Coevorden in the prior year, despite higher marketing and advertising investments.
•Net income and diluted earnings per share increases were primarily driven by the operating income growth.
•Adjusted EBITDA increased 99.7% and adjusted EBITDA margins increased 610 basis points. Adjusted EBITDA and margins grew across all business units.
•Adjusted diluted EPS improved to $2.13 due to favorable volumes, improved productivity and positive product mix.
•During the quarter, the Company repurchased 0.6 million shares for $42.3 million.
•The Company sold 1.4 million shares of Energizer common stock for proceeds of $60.5 million and ended the quarter with approximately 0.3 million shares. The remaining Energizer shares were sold in January.
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Fiscal 2021 First Quarter Segment Level Data
Hardware & Home Improvement (HHI)

	Three Month Periods Ended
(in millions, except %)	January 3, 2021	December 29, 2019	Variance
Net Sales	$408.7	$297.7	$111.0		37.3%
Operating Income	92.2	34.5	57.7		167.2%
Operating Income Margin	22.6%	11.6%	1,100	bps
Adjusted EBITDA	$98.2	$42.8	$55.4		129.4%
Adjusted EBITDA Margin	24.0%	14.4%	960	bps

Net sales were driven by growth across all categories during the quarter. Security sales growth continued to be aided by fulfilling previously disclosed open orders. Growth across all categories was also driven by strong consumer demand and commercial activity. Organic net sales increased 36.8% excluding slightly favorable foreign exchange impacts.

Higher operating income, adjusted EBITDA and margins were primarily driven by positive volumes, productivity improvements and favorable mix, partially offset by COVID-19 related costs and higher marketing investments.
Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	January 3, 2021	December 29, 2019	Variance
Net Sales	$378.5	$322.1	$56.4		17.5%
Operating Income	36.7	23.7	13.0		54.9%
Operating Income Margin	9.7%	7.4%	230	bps
Adjusted EBITDA	$50.9	$36.4	$14.5		39.8%
Adjusted EBITDA Margin	13.4%	11.3%	210	bps
Net sales were driven by strong growth in both the small kitchen appliances and the personal care categories during the holiday season. The growth was broad based, coming from all regions, with particular strength in the Americas. E-commerce sales, both in pure play and retailer.com channels continued to grow at a high rate. Excluding favorable foreign exchange impacts of $5.6 million, organic net sales grew 15.8%.
Improved operating income, adjusted EBITDA, and margins were driven by higher volumes, productivity improvements, favorable pricing programs and mix favorability, partially offset by continued marketing investments.
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Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	January 3, 2021	December 29, 2019	Variance
Net Sales	$275.5	$205.8	$69.7		33.9%
Operating Income (Loss)	34.1	(52.9)	87.0		n/m
Operating Income (Loss) Margin	12.4%	(25.7)%	3,810	bps
Adjusted EBITDA	$53.6	$31.5	$22.1		70.2%
Adjusted EBITDA Margin	19.5%	15.3%	420	bps
n/m = not meaningful
Higher net sales were attributable to continued growth in our aquatics and companion animal categories, led by continued growth in e-commerce sales. Companion animal and aquatics demand was broad-based across sub-categories and channel partners. Excluding favorable foreign exchange impacts of $4.3 million and acquisition sales of $20.3 million, organic net sales grew 21.9%.
Higher operating income, adjusted EBITDA, and improved margins were driven by volume growth and productivity improvements, partially offset by higher advertisement and marketing investments. Operating income growth was also impacted by impairment charges from the Coevorden divestiture in the prior year, lower restructuring costs and depreciation expenses compared to the prior year, offset by acquisition costs this year from the addition of Armitage.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	January 3, 2021	December 29, 2019	Variance
Net Sales	$82.3	$45.9	$36.4		79.3%
Operating Income (Loss)	(0.5)	(8.6)	8.1		94.2%
Operating Income (Loss) Margin	(0.6)%	(18.7)%	1,810	bps
Adjusted EBITDA	$10.4	$(3.3)	$13.7		n/m
Adjusted EBITDA Margin	12.6%	(7.2)%	1,980	bps
n/m = not meaningful
Net sales grew across all three categories - controls, household insecticides, and repellents. Performance was driven by strong point of sale and early orders across mass, distributor and online channels stocking up for the spring season.
Improved operating income, adjusted EBITDA, and margins were driven by significant volume growth, favorable mix and productivity improvements, despite headwinds from COVID-19 related costs. Operating income this quarter was partially offset by an increase in legal reserves.
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Liquidity and Debt
As of the end of the quarter, the Company had a cash balance of $225 million and approximately $2,532 million of debt outstanding, consisting of approximately $2,370 million of senior unsecured notes and approximately $162 million of capital leases and other obligations.
Net leverage at the end of the first quarter was 3.4 times, consistent with the end of the previous quarter.
Fiscal 2021 Earnings Framework
Spectrum Brands now expects high single-digit reported net sales growth (previously three to five percent), with foreign exchange expected to have a slightly positive impact based upon current rates.
Fiscal 2021 adjusted EBITDA is also expected to increase high single-digits (previously mid single-digits) as transportation and commodity related inflation are expected to partially offset the leverage from the higher expected net sales. Adjusted free cash flow is expected to be between $250 million and $270 million, with strategic investments in inventory levels.
Conference Call/Webcast Scheduled for 8:30 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 8:30 a.m. Eastern Time today, February 5, 2021. To access the live conference call, U.S. participants may call 877-604-7329 and international participants may call 602-563-8688. The conference ID number is 3383236. A live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com.
A replay of the live webcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website. A telephone replay of the conference call will be available through February 19. To access this replay, participants may call 855-859-2056 and use the same conference ID number.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings, a member of the Russell 1000 Index, is a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Kwikset®, Weiser®, Baldwin®, National Hardware®, Pfister®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, FURminator®, IAMS® and Eukanuba® (Europe only), Digest-eeze™, Healthy-Hide®, Littermaid®, Good Boy®, Meowee!® , Wildbird®, Wafcol®, OmegaOne®, OmegaSea®, Spectracide®, Cutter®, Repel®, Hot Shot®, Black Flag®, and Liquid Fence®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
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Non-GAAP Measurements

Management believes that certain non-GAAP financial measures may be useful in providing additional meaningful comparisons between current results and results in prior periods. Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions. In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin and adjusted free cash flow. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company. The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate. Adjusted free cash flow provides useful information to investors regarding our ability to generate cash flow from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases and meet its working capital requirements. Our definition of adjusted free cash flow takes into consideration capital investments required to maintain operations of our businesses and execute our strategy. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.

Forward-Looking Statements

We have made, implied or incorporated by reference certain forward-looking statements in this document. All statements, other than statements of historical facts included or incorporated by reference in this document, without limitation, statements or expectations regarding our Global Productivity Improvement Program, our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties, retention and future compensation of key personnel, our ability to meet environmental, social, and governance goals, the expected impact of the COVID-19 pandemic, economic, social, and political conditions or civil unrest in the U.S. and other countries, and other statements regarding the Company's ability to meet its expectations for its fiscal 2021 are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, goal, target, could, would, will,
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can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of our indebtedness on our business, financial condition and results of operations; (3) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (4) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (5) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (6) the impact of fluctuations in transportation and shipment costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (7) interest rate and exchange rate fluctuations; (8) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (9) competitive promotional activity or spending by competitors, or price reductions by competitors; (10) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (11) the impact of actions taken by significant stockholders; (12) changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress; (13) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (14) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Program), cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (15) the seasonal nature of sales of certain of our products; (16) the effects of climate change and unusual weather activity, as well as further natural disasters and pandemics; (17) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (18) our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (19) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (20) the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business; (21) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (22) changes in accounting policies applicable to our business; (23) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (24) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (25) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (26) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (27) the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; (28) the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets; (29) our ability to achieve our goals regarding environmental, social and governance practices; (30) our increased reliance on third party partners, suppliers, and distributors to achieve our business objectives; and (31) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2020 Annual Report and subsequent Quarterly Reports on Form 10-Q.

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Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

# # #
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended
(in millions, except per share amounts)	January 3, 2021	December 29, 2019
Net Sales	$1,145.0	$871.5
Cost of goods sold	722.5	592.5
Restructuring and related charges	0.2	9.9
Gross profit	422.3	269.1
Selling	166.8	146.1
General and administrative	91.9	80.4
Research and development	10.5	9.9
Restructuring and related charges	9.0	17.5
Transaction related charges	20.6	4.1
Loss on assets held for sale	—	32.8
Write-off from impairment of intangible assets	—	24.2
Total operating expenses	298.8	315.0
Operating income (loss)	123.5	(45.9)
Interest expense	36.7	34.8
Other non-operating income, net	(6.2)	(43.7)
Income (loss) from continuing operations before income taxes	93.0	(37.0)
Income tax expense	19.8	0.7
Net income (loss) from continuing operations	73.2	(37.7)
(Loss) income from discontinued operations, net of tax	(0.3)	2.8
Net income (loss)	72.9	(34.9)
Net income attributable to non-controlling interest	0.8	0.9
Net income (loss) attributable to controlling interest	$72.1	$(35.8)
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$72.4	$(38.6)
Net (loss) income from discontinued operations attributable to controlling interest	(0.3)	2.8
Net income (loss) attributable to controlling interest	$72.1	$(35.8)
Earnings Per Share
Basic earnings per share from continuing operations	$1.69	$(0.81)
Basic earnings per share from discontinued operations	(0.01)	0.06
Basic earnings per share	$1.68	$(0.75)
Diluted earnings per share from continuing operations	$1.68	$(0.81)
Diluted earnings per share from discontinued operations	—	0.06
Diluted earnings per share	$1.68	$(0.75)
Weighted Average Shares Outstanding
Basic	42.9	47.7
Diluted	43.0	47.7
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Three Month Periods Ended
(in millions)	January 3, 2021	December 29, 2019
Cash flows from operating activities
Net cash used by operating activities from continuing operations	$(94.1)	$(196.7)
Net cash used by operating activities from discontinued operations	(16.0)	—
Net cash used by operating activities	(110.1)	(196.7)
Cash flows from investing activities
Purchases of property, plant and equipment	(11.8)	(18.7)
Proceeds from disposal of property, plant and equipment	0.1	—
Business acquisitions, net of cash acquired	(129.8)	—
Proceeds from sale of equity investment	60.5	—
Net cash used by investing activities	(81.0)	(18.7)
Cash flows from financing activities
Payment of debt, including premium on extinguishment	(54.0)	(127.5)
Proceeds from issuance of debt	0.1	103.0
Payment of debt issuance costs	—	(0.8)
Treasury stock purchases	(42.3)	(90.6)
Accelerated share repurchase	—	(125.0)
Dividends paid to shareholders	(17.8)	(19.9)
Dividends paid by subsidiary to non-controlling interest	(1.0)	—
Share based award tax withholding payments, net of proceeds upon vesting	(7.1)	(12.2)
Other financing activities, net	0.3	—
Net cash used by financing activities	(121.8)	(273.0)
Effect of exchange rate changes on cash and cash equivalents	5.8	3.5
Net change in cash, cash equivalents and restricted cash in continuing operations	(307.1)	(484.9)
Cash, cash equivalents, and restricted cash, beginning of period	533.7	627.1
Cash, cash equivalents, and restricted cash, end of period	$226.6	$142.2
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	January 3, 2021	September 30, 2020
Assets
Cash and cash equivalents	$224.5	$531.6
Trade receivables, net	576.7	501.1
Other receivables	85.4	74.2
Inventories	696.9	557.7
Prepaid expenses and other current assets	73.8	63.5
Total current assets	1,657.3	1,728.1
Property, plant and equipment, net	395.8	396.5
Operating lease assets	108.6	103.8
Investments	12.5	66.9
Deferred charges and other	47.0	48.3
Goodwill	1,432.9	1,332.0
Intangible assets, net	1,516.7	1,431.7
Total assets	$5,170.8	$5,107.3
Liabilities and Shareholders' Equity
Current portion of long-term debt	$15.3	$15.3
Accounts payable	558.0	557.5
Accrued wages and salaries	59.4	95.0
Accrued interest	45.7	38.5
Other current liabilities	256.2	238.6
Total current liabilities	934.6	944.9
Long-term debt, net of current portion	2,481.9	2,461.0
Long-term operating lease liabilities	90.8	88.8
Deferred income taxes	84.5	65.4
Other long-term liabilities	134.8	131.4
Total liabilities	3,726.6	3,691.5
Shareholders' equity	1,435.7	1,407.5
Non-controlling interest	8.5	8.3
Total equity	1,444.2	1,415.8
Total liabilities and equity	$5,170.8	$5,107.3
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS
We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Gains and losses attributable to the Company’s investment in Energizer common stock;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•Incremental interest costs recognized for the extinguishment of the 6.625% Notes, including the cash payment of premium from early extinguishment and non-cash write-off of debt issuance costs during the three month period ended December 29 2019;
•Other adjustments primarily consisting of costs attributable to (1) proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual non-recurring claims with no previous history or precedent, (2) legal and litigation costs associated with Salus during the three month period ended December 29, 2019 as they are not considered a component of the continuing commercial products company; (3) foreign currency attributable to multicurrency loans for the three month period ended December 29, 2019, that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures during the year ended September 30, 2019; (4) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three month period ended December 29, 2019; and (5) incremental costs for separation of a key executive during the three month period ended December 29, 2019.
Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three month periods ended January 3, 2021 and December 29, 2019 based upon enacted corporate tax rate in the United States.
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three month periods ended January 3, 2021 and December 29, 2019.

	Three Month Periods Ended
	January 3, 2021	December 29, 2019
Diluted EPS from continuing operations, as reported	$1.68	$(0.81)
Adjustments:
Restructuring and related charges	0.21	0.57
Transaction related charges	0.48	0.09
Debt refinancing costs	—	0.05
Gain on Energizer investment	(0.14)	(0.81)
Loss on assets held for sale	—	0.69
Write-off from impairment of intangible assets	—	0.51
Inventory acquisition step-up	0.02	—
Other	0.14	(0.04)
Income tax adjustment	(0.26)	(0.05)
Total adjustments	0.45	1.01
Diluted EPS from continuing operations, as adjusted	$2.13	$0.20
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following summarizes restructuring and related charges for the three month periods ended January 3, 2021 and December 29, 2019:

	Three Month Periods Ended
(in millions)	January 3, 2021	December 29, 2019
Global productivity improvement program	$9.2	$26.6
Other restructuring activities	—	0.8
Total transaction-related charges	$9.2	$27.4

The following summarizes transaction related charges for the three month periods ended January 3, 2021 and December 29, 2019:

	Three Month Periods Ended
(in millions)	January 3, 2021	December 29, 2019
Armitage acquisition	$4.8	$—
Coevorden operations divestiture	2.8	0.2
GBL divestiture	1.8	2.3
Other	11.2	1.6
Total transaction-related charges	$20.6	$4.1

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NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three month periods ended January 3, 2021 and December 29, 2019:

	Three Month Periods Ended
(in millions, except %)	January 3, 2021	December 29, 2019	Variance
HHI	$408.7	$297.7	111.0	37.3%
HPC	378.5	322.1	56.4	17.5%
GPC	275.5	205.8	69.7	33.9%
H&G	82.3	45.9	36.4	79.3%
Net Sales	$1,145.0	$871.5	273.5	31.4%

We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three month period ended January 3, 2021 compared to reported net sales for the three month period ended December 29, 2019:

	January 3, 2021
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales December 29, 2019	Variance
HHI	$408.7	$(1.4)	$407.3	$—	$407.3	$297.7	$109.6	36.8%
HPC	378.5	(5.6)	372.9	—	372.9	322.1	50.8	15.8%
GPC	275.5	(4.3)	271.2	(20.3)	250.9	205.8	45.1	21.9%
H&G	82.3	—	82.3	—	82.3	45.9	36.4	79.3%
Total	$1,145.0	$(11.3)	$1,133.7	$(20.3)	$1,113.4	$871.5	$241.9	27.8%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:
•Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity based compensation based upon achievement of long-term performance metrics; and generally consist of non-cash, stock-based compensation. During the three month periods ended January 3, 2021 and December 29, 2019, other incentive compensation includes certain incentive bridge awards issued due to changes in the Company’s long-term compensation plans that allow for cash based payment upon employee election but do not qualify for shared-based compensation. All bridge awards fully vested in November 2020;
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Gains and losses attributable to the Company’s investment in Energizer common stock;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition (when applicable);
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);
•Other adjustments primarily consisting of costs attributable to (1) proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual non-recurring claims with no previous history or precedent, (2) legal costs associated with Salus during the three month periods ended January 3, 2021 and December 29, 2019 as they are not considered a component of the continuing commercial products company; (3) foreign currency attributable to multicurrency loans for the three month period ended December 29, 2019, that were entered into with foreign subsidiaries in exchange for receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures during the year ended September 30, 2019; (4) expenses and cost recovery for flood damage at Company facilities in Middleton, Wisconsin during the three month period ended December 29, 2019; and (5) incremental costs for separation of a key executive during the three month period ended December 29, 2019.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the three month periods ended January 3, 2021 and December 29, 2019, including the calculation of adjusted EBITDA margin for each of the respective periods.

Three Month Period Ended January 3, 2021 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$89.4	$38.2	$34.0	$(0.5)	$(87.9)	$73.2
Income tax expense	—	—	—	—	19.8	19.8
Interest expense	—	—	—	—	36.7	36.7
Depreciation and amortization	8.6	8.8	9.7	4.9	3.7	35.7
EBITDA	98.0	47.0	43.7	4.4	(27.7)	165.4
Share and incentive based compensation	—	—	—	—	8.1	8.1
Restructuring and related charges	0.2	2.6	1.5	—	4.9	9.2
Transaction related charges	—	1.3	7.6	—	11.7	20.6
Gain on Energizer investment	—	—	—	—	(6.0)	(6.0)
Inventory acquisition step-up	—	—	0.8	—	—	0.8
Other	—	—	—	6.0	—	6.0
Adjusted EBITDA	$98.2	$50.9	$53.6	$10.4	$(9.0)	$204.1
Net Sales	$408.7	$378.5	$275.5	$82.3	$—	$1,145.0
Adjusted EBITDA Margin	24.0%	13.4%	19.5%	12.6%	—	17.8%

Three Month Period Ended December 29, 2019 (in millions, except %)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$34.2	$24.9	$(53.3)	$(8.6)	$(34.9)	$(37.7)
Income tax expense	—	—	—	—	0.7	0.7
Interest expense	—	—	—	—	34.8	34.8
Depreciation and amortization	8.1	8.8	16.1	5.2	3.5	41.7
EBITDA	42.3	33.7	(37.2)	(3.4)	4.1	39.5
Share and incentive based compensation	—	—	—	—	14.5	14.5
Restructuring and related charges	0.5	1.1	10.3	0.1	15.4	27.4
Transaction related charges	—	1.6	1.4	—	1.1	4.1
Unrealized gain on Energizer investment	—	—	—	—	(38.5)	(38.5)
Loss on assets held for sale	—	—	32.8	—	—	32.8
Write-off from impairment of intangible assets	—	—	24.2	—	—	24.2
Other	—	—	—	—	(1.8)	(1.8)
Adjusted EBITDA	$42.8	$36.4	$31.5	$(3.3)	$(5.2)	$102.2
Net Sales	$297.7	$322.1	$205.8	$45.9	$—	$871.5
Adjusted EBITDA Margin	14.4%	11.3%	15.3%	(7.2)%	—%	11.7%

Compensation Program Change

During the fourth quarter ended September 30, 2020, the Company made a change to its annual management incentive plans ("MIP") payout that previously provided for the issuance of stock for a designated pool of recipients in lieu of cash. The annual MIP payout was fully funded through cash distributions with no stock issuance. Our operating performance metric of Adjusted EBITDA excludes any consideration for stock-based compensation expense. Additionally, the Company had historically recognized all stock based compensation costs in the prior periods.

The program change continued into fiscal 2021 and beyond. Any MIP payouts will be paid in cash and reflected as a reduction to EBITDA and Adjusted EBITDA. Beginning in fiscal 2021, the Company has recognized a portion of the MIP compensation as a component of the segment EBITDA which may impact comparability of segment results with the three month period ended December 29, 2019. Although not expected to be material to operating results, we have included proforma financial information below to reflect the compensation charge related to the compensation program change as if it were not considered stock compensation at the beginning of 2020 fiscal year and have allocated it to the segment EBITDA for the three month period ended December 29, 2019 for comparability.

Three month period ended (in millions)	HHI	HPC	GPC	H&G	Corporate	Consolidated
Adjusted EBITDA	$42.8	$36.4	$31.5	$(3.3)	$(5.2)	$102.2
Proforma compensation program change	(0.6)	(0.4)	(0.4)	(0.2)	(2.6)	(4.2)
Proforma Adjusted EBITDA	$42.2	$36.0	$31.1	$(3.5)	$(7.8)	$98.0
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
FORECASTED ADJUSTED FREE CASH FLOW
The following is a reconciliation of the forecasted net cash flow from operating activities to adjusted free cash flow for the year ending September 30, 2021.

(in millions)	September 30, 2021
Net cash flow from operating activities	285 - 305
Purchases of property, plant and equipment	(85) - (95)
Transaction related costs and taxes	50 - 60
Adjusted free cash flow	250 - 270

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